Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

	U.S. $150,000	Original Issue Date: December 9, 2005
Holder: Trinity Financing Investments Corporation
Address:	300 East 55th Street, Apt. 14 D
New York, New York 10022

NOTE DUE April 9, 2006

FOR VALUE RECEIVED, POWER 3 MEDICAL PRODUCTS, INC., a New York corporation, having a principal place of business at 3400 Research Forest Drive, The Woodlands, Texas 77381  (the “Company”) promises to pay to the order of Holder or registered assigns, the principal sum of one hundred fifty thousand and 00/100 Dollars ($150,000.00), on April 9, 2006 (“Maturity Date”).  The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder as set forth above or as otherwise provided to the Company.

Payment of this Note is secured by a pledge of three million common shares of the Company (the “Pledged Shares”) in accordance with the terms of a Stock Pledge Agreement (the “Pledge Agreement”) being executed and delivered by Steven B. Rash and Ira Goldknopf (“Pledgor”) concurrently with the execution and delivery hereof.

This Note is subject to the following additional provisions:

Section 1.                                            From the date hereof to (and including) the scheduled Maturity Date, interest shall accrue on the unpaid principal sum of this Note at the rate of eleven per cent (11%) per annum. All accrued interest shall be paid together with principal on the Maturity Date.  Interest shall accrue on any portion of the principal amount of this Note outstanding from time to time after the scheduled Maturity Date until payment thereof in full, at the rate of twenty-four per cent (24%) per annum. In no event shall the Holder hereof, or any successor or permitted assign, be entitled to receive, collect or retain any amount of interest paid hereon in excess of that permitted by applicable law.

This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same but shall not be issuable in denominations of less than integral multiples of Twenty Thousand Dollars ($20,000) unless such amount represents the full principal balance of Notes outstanding to such Holder.  No service charge will be made for such registration of transfer or exchange.

Section 2.

(a)                                  The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Note; such notice will describe briefly the proposed transfer and will give the Company the name, address, and tax identification number of the proposed transferee, and will further provide the Company with an opinion of the Holder’s counsel that such transfer can be accomplished in accordance with federal and applicable state securities laws (unless such transaction is permitted by the plan of distribution in an effective Registration Statement).

(b)                                 Prior to transfer of this Note in compliance with this Section 2, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 3.                                            Events of Default.

“Event of Default” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)                                     any default in the payment of the principal of, interest on, or other obligations in respect of, this Note, as and when the same shall become due and payable, (whether on the Maturity Date or by acceleration or otherwise);

(ii)                                  the Company or any Pledgor shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Note or the Pledge Agreement and such failure or breach shall not have been remedied within 10 days after the date on which notice of such failure or breach shall have been given;

(iii)                               the Company shall commence a voluntary case under the United States Bankruptcy Code or insolvency laws as now or hereafter in effect or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of such involuntary case; or a “custodian” (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay its debts generally as they become due; or the Company shall call a meeting of all of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

(iv)                              the Company shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture, agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness of the Company in an amount exceeding twenty thousand dollars ($20,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(v)                                 the Company shall be a party to any Change of Control Transaction (as defined in Section 6), shall agree to sell or dispose of all or in excess of 49% of its assets (based on book value calculation as reflected in the Company’s most recent financial statements) in one or more transactions (whether or not such sale would constitute a Change of Control Transaction).

Section 4.                                            Interest Rate Limitation. The parties intend to conform strictly to the applicable usury laws in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated hereby would be usurious under such laws, then notwithstanding any other provision hereof: (i) the aggregate of all interest that is contracted for, charged, or received under this Agreement or under any other Loan Document shall not exceed the maximum amount of interest allowed by applicable law (the “Highest Lawful Rate”), and any excess shall be promptly credited to Borrower by Lender (or, to the extent that such consideration shall have been paid, such excess shall be promptly refunded to Borrower by Lender); (ii) neither Borrower nor any other Person now or hereafter liable hereunder shall be obligated to pay the amount of such interest to the extent that it is in excess of the Highest Lawful Rate; and (iii) the effective rate of interest shall be reduced to the Highest Lawful Rate. All sums paid, or agreed to be paid, to Lender for the use, forbearance, and detention of the debt of Borrower to Lender shall, to the extent permitted by applicable law, be allocated throughout the full term of the Note until payment is made in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. If at any time the rate of interest under the Note exceeds the Highest Lawful Rate, the rate of interest to accrue pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement, to the Highest Lawful Rate, but any subsequent reductions in the Base Rate shall not reduce the interest to accrue pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect. If the total amount of interest paid or accrued pursuant to this Agreement under the foregoing provisions is less than the total amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had been in effect, then Borrower agrees to pay to Lender an amount equal to the difference between (x) the lesser of (A) the amount of interest that would have accrued if the Highest Lawful Rate had at all times been in effect, or (B) the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect, and (y) the amount of interest accrued in accordance with the other provisions of this Agreement.

Section 5.                                            Prepayment.

(a)                                  The Company shall have the right to prepay this Note in whole or in part thereon prior to the Maturity Date.

(b)                                 (i)                                     The Company shall give at least five (5)  business days, but not more than ten (10)

business days, written notice of any intention to prepay this Note prior to the Maturity Date to the Holder which notice shall specify the “Prepayment Date”.

Section 6.                                            Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Change of Control Transaction” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 49% of the voting securities of the Company coupled with a replacement of more than one-half of the members of the Company’s board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, or (ii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction, the holders of the Company’s securities continue to hold at least 40% of such securities following such transaction.  The execution by the Company of an agreement to which the Company is a party or by which it is bound providing for any of the events set forth above in (i) or (ii) does not constitute the occurrence of the event until after the event in fact occurs.

Section 7.                                            Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest on, liquidated damages (if any)  and all other amounts due hereunder, at the time, place and rate, and in the coin or currency, herein prescribed.  This Note is a direct obligation of the Company.

Section 8.                                            If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

Section 9.                                            Choice of Law and Venue; Submission to Jurisdiction; Service of Process.

(a)                                  THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF). THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR, AT THE SOLE OPTION OF HOLDER, IN ANY OTHER COURT IN WHICH HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE COMPANY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR SIMILAR DOCTRINE OR TO OBJECT TO VENUE WITH RESPECT TO ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THIS SECTION AND STIPULATES

THAT THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF NEW YORK SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER IT FOR THE PURPOSE OF LITIGATING ANY DISPUTE, CONTROVERSY OR PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE.

(b)                                 COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT, OR OTHER PROCESS ISSUED IN ANY ACTION OR PROCEEDING AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT, OR OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO COMPANY AT ITS ADDRESS PROVIDED HEREIN.

(c)                                  NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY HOLDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

(d)                                 The COMPANY SHALL REIMBURSE HOLDER FOR ALL REASONABLE COSTS AND EXPENSES, INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS’ FEES AND COSTS, INCURRED IN CONNECTION WITH (I) DRAFTING, NEGOTIATING, EXECUTING AND DELIVERING ANY AMENDMENT, MODIFICATION OR WAIVER OF, OR CONSENT WITH RESPECT TO, ANY MATTER ELATING TO THE RIGHTS OF HOLDER HEREUNDER AND (II) ENFORCING ANY PROVISIONS OF THIS NOTE AND/OR COLLECTING ANY AMOUNTS DUE UNDER THIS NOTE.

Section 10.                                      The rights and remedies herein reserved to any party shall be cumulative and in addition to any other or further rights and remedies available at law or in equity. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

Section 11.                                      If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 12.                                      Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

Section 13.                                      Registration Rights. If, at any time prior to payment in full of this Note, the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company’s stock (other than a registration on Form S-4, S-8 or successor form), the Company shall give written notice thereof to the Holder and the Holder shall have the right, exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Pledged Shares in such registration statement.  If the Holder exercises such election, the Pledged Shares so designated shall be included in the registration statement at no cost or expense to the Holder (other than any costs or commissions which would be borne by the Holder).

Section 15.                                      Waiver of Jury Trial

COMPANY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. COMPANY REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 16.                                      Additional Provisions

Successors and Assigns. All of the terms and provisions of this Note shall be binding upon and inure to the benefits of the parties hereto and their respective successors, heirs and permitted assigns.

All notices, requests, demands or other communications which are required to be or may be given or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or after dispatch by a recognized overnight courier to the appropriate party to whom the same is so given or made:

To Holder at its address set forth above

To Company at its address set forth above attention Steven B. Rash and Ira Goldknopf or to such other address as a party has designated by notice in writing to the other party in the manner provided by this Section.  All such notices, requests, demands or other communications shall be deemed to have been received on the date of delivery thereof (if delivered by hand) and on the next day after sending thereof (if by overnight courier).

Assignment by the Company.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Holder.

No Set-off.  All payments by the Company under this Note shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

Waiver of Presentment, Demand, Etc.  To the fullest extent permitted by applicable law, the Company expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity of the obligations under this Note, diligence in collection, and the benefit of any exemption or insolvency laws.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer duly authorized for such purpose, as of the date first above indicated.

POWER 3 MEDICAL PRODUCTS, INC.

		By:	Steven B. Rash
Steven B. Rash, Chief Executive Officer

Attest:

By:	/s/: John P. Burton